UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

April 5, 2024

(Date of earliest event reported)

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th Street, Suite 500, #947, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CNVS	Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2024, Cineverse Terrifier LLC (“T3 Borrower”), a wholly-owned subsidiary of Cineverse Corp. (the “Company”) entered into a Loan and Security Agreement with BondIt LLC (“T3 Lender”) and the Company, as a guarantor (the “T3 Loan Agreement”).

The T3 Loan Agreement provides for a term loan with a principal amount not to exceed $3,666,000 (the “T3 Loan”), and a maturity date of April 1, 2025, unless extended for 120 days. The T3 Loan bears no interest until the maturity date other than an interest advance equal to $576,000 deemed earned at the closing of the T3 Loan on April 5, 2024. If the T3 Loan is extended as noted above, the T3 Loan will bear interest at a rate of 1.44% per month. T3 Borrower may prepay the obligations under the T3 Loan, in full or in part, without penalty or premium. The proceeds under the T3 Loan Agreement will be used for the funding under the Company’s distribution arrangements for the film titled Terrifier 3 (the “Film”). The T3 Loan Agreement contains customary covenants, representation and warranties and events of default.

After the principal of the T3 Loan is paid in full, T3 Lender will be entitled to receive 15% of all royalties earned by the Company on the Film under its distribution agreements for the Film until T3 Lender has received 1.75 times the full commitment amount of $3,666,000, consisting of the principal amount plus interest and fees advanced to T3 Borrower, plus any extension interest.

The T3 Loan is secured by a first priority interest in all of T3 Borrower’s rights and interest in the Film and the distribution agreements, including the proceeds to T3 Borrower from the distribution of the Film. The Company entered into a Guaranty Agreement pursuant to which it provided a guarantee of the T3 Loan which is capped at obligations not exceeding $1,500,000 (the “Guaranty Agreement”). The Guaranty is subordinated in payment and performance to the Company’s credit facility with East West Bank pursuant to an intercreditor agreement between the Company, the T3 Lender and the T3 Borrower. In connection with the T3 Loan Agreement, the Company entered into Amendment No. 3 to the Amended and Restated Loan, Guaranty and Security Agreement dated as of September 15, 2022 with East West Bank and the Guarantors named therein, as amended to date (the “EWB Amendment”) to facilitate the T3 Loan and the Guarantee.

The foregoing descriptions of the T3 Loan Agreement, the Guarantee and the EWB Amendment are qualified in their entirety by reference to such documents, which will be filed in accordance with SEC rules and regulations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 11, 2024

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Chief Legal Officer, Secretary & Senior Advisor